                                                                 Exhibit 10j

                     FOURTH AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------


     THIS AMENDMENT is entered into as of December 15, 1995, among THE RIVAL COMPANY, a Delaware corporation (the "BORROWER"), NATIONSBANK OF TEXAS, N.A., BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, BANK OF AMERICA ILLINOIS (FORMERLY CONTINENTAL BANK N.A.), and other financial institutions from time to time that may become parties to the Credit Agreement, defined below (collectively the "BANKS" or individually a "BANK"), and NATIONSBANK OF TEXAS, N.A., a national banking association as agent for the Banks hereunder (in such capacity, together with any successor in such capacity, the "AGENT");

     The Borrower, the Banks, and the Agent entered into a Credit Agreement dated as of July 23, 1993, as amended May 2, 1994, January 20, 1995, and September 15, 1995 (as further renewed, extended, amended, or supplemented, the "CREDIT AGREEMENT"). The Company has requested certain amendments to the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Banks, and the Agent agree as follows:

     1. DEFINITIONS. Unless otherwise specified herein, terms defined in the Credit Agreement have the same meaning when used herein, and all references to "Sections" are references to sections of the Credit Agreement.

     2. DEFINITION OF "APPLICABLE MARGIN". The definition of "APPLICABLE MARGIN" in the Credit Agreement is hereby amended in its entirety to read as follows:

     "APPLICABLE MARGIN" is determined by reference to the following table:


=========================================================================
                                 APPLICABLE    APPLICABLE    STANDBY
  LEVEL     LEVERAGE RATIO       MARGIN FOR    MARGIN FOR   LETTER OF
                               ADJUSTED LIBOR   CD LOANS   CREDIT FEES
                                    LOANS
-------------------------------------------------------------------------
    I    Less than .40 to 1.0       .45%         .575%           .45%
-------------------------------------------------------------------------
   II    Less than or equal         .50%         .625%           .50%
         to .50 to 1.0 but
         greater than or
         equal to .40 to 1.0
-------------------------------------------------------------------------
   III   Greater than .50 to        .75%         .875%           .75%
         1.0
=========================================================================

         (a) From December 15, 1995 through December 30, 1995, the Applicable Margin shall be at Level II.

         (b) Effective as of December 31, 1995, the Applicable Margin shall be adjusted upwards to Level III (based upon the Leverage Ratio determined from the Borrower's unaudited pro forma Consolidated projected December 31, 1995 balance sheet delivered to the Banks and attached as Annex 1 to the Fourth Amendment to Credit Agreement dated as of December 15, 1995).

         (c) Thereafter, the Applicable Margin shall be subject to adjustment annually (upwards or downwards, as appropriate) based upon the Leverage Ratio determined from the Borrower's most recent audited annual Consolidated financial statements (commencing with the June 30, 1996 fiscal year end) delivered to the Banks pursuant to SECTION 4.1.1 hereof. The adjustment (upwards or downwards, as appropriate), if any, to the Applicable Margin shall be effective on the tenth (10th) Banking Day after the Agent receives such audited annual Consolidated financial statements. In the event the Agent has not received the required Consolidated financial statements pursuant to SECTION 4.1.1 hereof within the time period provided therein, the maximum Leverage Ratio set forth in the foregoing table shall be conclusively presumed to be correct until the tenth (10th) Banking Day after the Agent receives such required Consolidated financial statements, at which time the Adjusted Margin shall be adjusted based upon the Leverage Ratio determined from such Consolidated financial statements.

         (d) In no event shall the Applicable Margin be adjusted downward if there exists a Default or Potential Default on the date on which such downward adjustment would otherwise become effective until such time as the Default or Potential Default has been cured, waived or ceases to exist. The provisions set forth in this definition are not intended to and shall not be construed as authorizing any violation by the Borrower of SECTION 4.1.4 hereof or a waiver of SECTION 4.1.4 hereof or any commitment by the Banks to waive any violation by the Borrower of SECTION 4.1.4 hereof.

     3. COMMITMENTS. Effective December 15, 1995, SCHEDULE 1.1 to the Credit Agreement is amended in its entirety to be in the form of SCHEDULE 1.1 attached hereto.

     4.  PAYMENTS OF PRINCIPAL AND INTEREST.  Effective December 15, 1995,
SECTION 2.2.3 of the Credit Agreement is amended in its entirety to read as follows:

         2.2.3 Payments of Principal and Interest. Interest only on the outstanding Advances of the Loans from time to time which bear interest at the Base Rate shall be due and payable in arrears on the first (1st) day of each calendar quarter throughout the term of the Commitment Period. Interest on each Permissible Increment of Advances outstanding which are subject to an Optional Rate, shall be due and payable in arrears on the last day of the LIBOR Interest Period or CD Rate Interest Period to which that Permissible Increment is subject, provided that, with respect to each Permissible Increment of Advances which is subject to an Optional Rate with an Interest Period of 120 days or more, interest on such Permissible Increment of Advances shall also be due and payable in arrears on the first
     (1st) day of each calendar quarter throughout the term of the Commitment Period. During each fiscal year, the Borrower shall make principal payments in an amount sufficient that the outstanding principal balance of Advances under the Loans shall not exceed (i) Ten Million Dollars ($10,000,000) for fiscal years other than 1996, and (ii) $45,000,000 for fiscal year 1996, for a 45 consecutive day period chosen by the Borrower and notified to the Banks in the Compliance Certificate next following the last day of such period. Unless the Loans are sooner paid or extended by the Banks in their sole discretion, the entire principal balance of the Loans, together with all accrued and unpaid interest thereon, and all fees and charges payable in connection therewith, shall be due and payable on the last day of the Commitment Period. On December 15, 1996, or, if the acquisition of described in Section 2.2.6 hereof shall not have been consummated on or before January 31, 1996, then on February 1, 1996, the Borrower shall make a principal payment in an amount sufficient that the outstanding principal balance of Advances under the Loans shall not exceed Fifty Million Dollars ($50,000,000).

     5. USE OF PROCEEDS. SECTION 2.2.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

         2.2.6 Use of Proceeds. The proceeds of Advances of Loans shall be used for general corporate purposes and to acquire 100 percent of the issued and outstanding stock of Fasco Consumer Products, Inc.

     6. CONDITIONS. This Fourth Amendment shall become effective when the Agent receives the following:

         (a) a new Note for each Bank in the amount of its Commitment; and

         (b) a certified copy of resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Fourth Amendment and the Notes, and designating by name and title the officer or officers of the Borrower authorized to execute and deliver the same.

     7. RATIFICATIONS. Except as herein specifically amended and modified, (a) the Credit Agreement is unchanged and continues in full force and effect, and
(b) the Borrower hereby confirms and ratifies the Credit Agreement's existence and each and every term, condition, and covenant therein contained, to the same extent and as though the same were set out herein in full.

     8. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks, and the Agent that (a) this amendment has been duly executed and delivered by the Borrower, (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by the Borrower of this amendment, (c) this amendment is valid and binding upon the Borrower and is enforceable against the Borrower in accordance with its respective terms, except as limited by the Bankruptcy Code of the United States of America and all other similar laws affecting the rights of creditors generally, (d) the execution, delivery and performance by the Borrower of this amendment do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreement, or understanding to which the Borrower is a party or by which the Borrower is bound, (e) as of the date of this amendment, no Default or Potential Default has occurred and is continuing.

     9. REFERENCES. All references in the Loan Documents to the Credit Agreement shall refer to the Credit Agreement as amended by this amendment, and, because this amendment is a "LOAN DOCUMENT" referred to in the Credit Agreement, then the provisions relating to Loan Documents set forth in the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim.

     10. COUNTERPARTS. This amendment may be executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this instrument, it shall not be necessary for any party to account for all counterparts, and it shall be sufficient for any party to produce but one such counterpart.

     11. PARTIES BOUND. This amendment shall be binding upon and shall inure to the benefit of the Borrower, Agent, and each Bank, and, subject to SECTION 8.3, their respective successors and assigns.

     12. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL CREDIT AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


    [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.  SIGNATURE PAGES FOLLOW.]

     EXECUTED as of the date and year first stated above.


                         THE RIVAL COMPANY, a Delaware corporation


                         By:
                              -------------------------------------------
                         Its:
                              -------------------------------------------


                         NATIONSBANK OF TEXAS, N.A., as Agent
                         and a Bank


                         By:
                              -------------------------------------------
                         Its:
                              -------------------------------------------


                         BANK ONE, INDIANAPOLIS, NATIONAL
                         ASSOCIATION, a Bank


                         By:
                              -------------------------------------------
                         Its:
                              -------------------------------------------


                         BANK OF AMERICA ILLINOIS (formerly
                         CONTINENTAL BANK N.A.), a Bank


                         By:
                              -------------------------------------------
                         Its:
                              -------------------------------------------

                                 SCHEDULE 1.1
                                 ------------

                             BANKS AND COMMITMENTS
                             ---------------------


     =====================================================================
                                             COMMITMENT      COMMITMENT
              BANK AND ADDRESS                THROUGH          AFTER
                                            DECEMBER 15,    DECEMBER 15,
                                              1996/1/           1996
     ---------------------------------------------------------------------
     NationsBank of Texas, N.A.              33,000,000     $22,000,000
     901 Main Street, 67th Floor
     Dallas, Texas 75202
     Telecopy No. (214) 508-0980
     Attn:  Perry B. Stephenson
            Senior Vice President
     ---------------------------------------------------------------------
     Bank One, Indianapolis, National        21,000,000      14,000,000
     Association
     Bank One Center-Tower
     111 Monument Circle, Suite 1911
     Indianapolis, Indiana 46277-0119
     Telecopy No. (317) 321-8830
     Attn:  Holly Fischer Durbin
            Relationship Manager
     ---------------------------------------------------------------------
     Bank of America Illinois (formerly      21,000,000      14,000,000
             Continental Bank N.A.)
     231 South La Salle Street
     Chicago, Illinois  60697
     Telecopy No. (312) 987-1276
     Attn:  R. Guy Stapleton
            Vice President
     ---------------------------------------------------------------------
                     TOTAL                  $75,000,000     $50,000,000
     =====================================================================



------------------
/1/ Provided that, if the acquisition described in Section 2.2.6 hereof shall not have been consummated on or before January 31, 1996, on February 1, 1996, each Bank's Commitment shall reduce to its Pro Rata Share of $50,000,000.